EXHIBIT 21

                      SUBSIDIARY AND PRINCIPAL INVESTMENTS

SUBSIDIARIES*

Mitel, Inc.
U.S.A.

Mitel Telecommunications Systems, Inc.
U.S.A.

Mitel Semiconductor Americas Inc.
U.S.A.

Mitel Telecom Limited
Great Britain

Mitel Semiconductor Limited
Great Britain

Mitel (Far East) Limited
Hong Kong

Mitel Telecommunications Systems, Inc.
U.S.A.

Mitel Semiconductor AB
Sweden



PRINCIPAL INVESTMENTS

Mitel de Mexico S.A. de C.V. Mexico

Tianchi-Mitel Telecommunications Corporation

*  All subsidiaries are 100% owned, directly or indirectly, by Mitel
   Corporation.